N-SAR Item 77Q(3) Exhibit
Because the electronic format of filing Form N-SAR does not provide adequate space for responding to Items 72DD, 73A, 74U and 74V correctly, the correct answers are as follows:


Evergreen Emerging Markets Growth Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		1,324,455	0.12		21,029,240	16.99
Class B		0		0		1,714,351	14.87
Class C		0		0		8,209,581	14.77
Class I		1,947,174	0.19		10,077,156	17.75


Evergreen Global Large Cap Equity Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		995,900	0.19		4.733.983	11.57
Class B		6,436		0.02		213,038	10.73
Class C		56,851		0.06		766,932	10.61
Class I		25,059		0.24		91,930		11.95


Evergreen Global Opportunities Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		782,760	0.08		7,923,032	24.96
Class B		0		0		1,718,377	20.33
Class C		0		0		2,456,713	20.44
Class I		300,415	0.19		1,515,056	25.73


Evergreen International Equity Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		8,878,274	0.19		38,836,748	6.57
Class B		471,210	0.10		3,493,448	6.38
Class C		648,334	0.09		5,751,074	6.38
Class I		27,079,186	0.22	   	101,328,585	6.63
Class R		94,528		0.16		589,033	6.47


Evergreen Intrinsic World Equity Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		2,162,769	0.24		7,837,690	13.27
Class B		3,435		0.23		16,462  	12.99
Class C		10,484		0.23		32,918		12.96
Class I		30,796  	0.30		12,198    	13.23


Evergreen Precious Metals Fund

		72DD		73A		74U        	74V
		Dollar		Per Share	Shares
       		Distributions	Distributions	Outstanding	NAV

Class A		0		0		9,237,252	64.40
Class B		0		0		1,157,335	60.10
Class C		0		0		4,588,924	59.63
Class I		0		0	   	   659,969	64.41